Filed Pursuant to Rule 424(b)(3)
Registration No. 333- 254467

NewAge, Inc.

Common Stock

This prospectus relates solely to the offer and sale from time to time of up to 21,954,723 shares of common stock, $0.001 par value per share, of NewAge, Inc. (the “Company”) by the selling shareholders identified in this prospectus. See “Selling shareholders.” The shares of common stock to which this prospectus relates include: (a) 14,636,482 shares of common stock issued to selling shareholders pursuant to the SPA, dated as of February 16, 2021, between the Company and certain Purchasers named therein; and (b) 7,318,241 shares of common stock issuable upon exercise of Common Stock Purchase Warrants (the “Warrants”) issued to selling shareholders pursuant to the SPA. The registration of the shares of common stock to which this prospectus relates does not require the selling shareholders to sell any of their shares of our common stock nor does it require us to issue any shares of common stock.

The Company issued the Warrants on February 19, 2021. The Warrants entitle holders to acquire an aggregate of 7,318,241 shares of common stock. The Warrants have an initial exercise price of $5.00 per share, subject to adjustment in certain circumstances. The Warrants are exercisable until the third anniversary of the effectiveness of the registration statement to be filed under the Registration Rights Agreement.

We will not receive any proceeds from the sale of the shares by the selling shareholders; however, we will receive proceeds from any exercise of the Warrants. We have agreed to pay certain registration expenses, other than commissions or discounts of underwriters, broker-dealers, or agents. The selling shareholders from time to time may offer and sell the shares held by them directly or through underwriters, agents or broker-dealers on terms to be determined at the time of sale, as described in more detail in this prospectus. For more information, see “Plan of Distribution.”

Our common stock is listed on the Nasdaq Capital Market, under the symbol “NBEV.” On March 24, 2021, the closing sales price of our common stock was $2.83 per share.

Because all of the shares of our common stock offered under this prospectus are being offered by the selling shareholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

Investing in our securities involves risks. You should carefully read and consider the “Risk Factors” included in this prospectus, in our periodic reports, in any applicable prospectus supplement relating to a specific offering of securities and in any other documents we file with the U.S. Securities and Exchange Commission (“SEC”). See the section entitled “Risk Factors” on page 5 of this prospectus, in our other filings with the SEC and in the applicable prospectus supplement, if any.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 29, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, offer and sell the shares described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the shares the selling shareholders may offer. Each time the selling shareholders sell our shares using this prospectus, to the extent necessary, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the number of shares being offered, the manner of distribution, the identity of any underwriters or other counterparties and other specific terms related to the offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any statement made in an accompanying prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. You should read both this prospectus and any prospectus supplement together. The rules of the SEC allow us to incorporate by reference information into this prospectus. This information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC, to the extent incorporated by reference, will automatically update and supersede this information. See “Incorporation of Certain Information by Reference” on page 15 of this prospectus. You should read both this prospectus and any applicable prospectus supplement together with the additional information about our company to which we refer you in “Where You Can Find More Information” on page 14 of this prospectus.

Neither we nor the selling shareholders have authorized anyone to provide any information other than that contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we may have referred you. Neither we nor the selling shareholders take any responsibility for, nor can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders have authorized any other person to provide you with different or additional information, and neither of us are making an offer to sell the shares in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of the prospectus or any sale of the ordinary shares. Our business, financial condition, results of operations and prospects may have changed since the date on the front cover of this prospectus. You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related authorized free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described in “Where You Can Find More Information” on page 14 of this prospectus.

For investors outside of the United States, neither we nor the selling shareholders have done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to the offering and the distribution of this prospectus outside of the United States.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, especially the risks of investing in our securities discussed under “Risk Factors” in this prospectus beginning on page 5 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as they may be amended, and any accompanying prospectus supplement, as well as the risk factors discussed in the documents incorporated by reference herein. See “Where You Can Find More Information” on page 14 of this prospectus for a further discussion on incorporation by reference.

As used in this prospectus, unless the context indicates otherwise, the terms “we,” “our,” “us,” the “Company,” or “registrant” refer to NewAge, Inc. and includes its subsidiaries, after giving effect to the closing of the Amended Merger Agreement (as defined below) for the periods following such closing. Unless otherwise stated or indicated by context, the phrase “this prospectus” refers to the prospectus.

Overview

We are an organic and healthy products company intending to become the world’s leading social selling and distribution company. We are a purpose-driven firm dedicated to providing healthy products to customers and inspiring them to “Live Healthy.” We commercialize our portfolio of products across more than 50 countries worldwide and strive to disrupt traditional markets with industry leading social selling tools and technologies. More than 75% of our revenue is ordered and fulfilled online with the products delivered direct to customer’s homes.

We compete in three major category platforms including health and wellness, healthy appearance, and nutritional performance. Within our category platforms, we develop and market a portfolio of science-based, functionally differentiated, and superior performing products and brands. We differentiate our products utilizing our patents, proprietary formulas and production process, and trade secrets and focus our functional differentiation using different combinations of:

●	Phytonutrients and micronutrients

●	Plant-based ingredients

●	CBD

●	Noni

●	Clean/non-toxic ingredients

Tahitian Noni is our largest brand and has accounted for more than $7.0 billion in sales since its inception, including approximately $360 million cumulatively recognized by us since our acquisition of Morinda in December 2018. There are multiple studies and human trials validating Tahitian Noni’s efficacy and benefits for reducing inflammation and strengthening the body’s protection against viruses. Also, within the health and wellness platform is our LIMU brand, a fucoidan-rich beverage sourced from seaweed. We have two core brands within the healthy appearance platform including TeMana, a unique skin care portfolio that is infused with Tahitian Noni, and Lucim, a line of clean skin care products that was launched in 2020. In our nutritional performance platform, we commercialize a full line of weight management products and other nutritional supplements and nutraceuticals and are expanding our core brands within the platform.

We believe that a major trend in consumer goods is direct delivery, e-commerce ordering, and fulfillment, with purchase intent being driven by social media and friends and family. According to Euromonitor International’s 2019 Lifestyles Survey, the largest driver of purchase intent in every major region of the world was friends and family recommendations and related social media posts. We further believe that these fundamental trends limit the historic advantage of traditional manufacturers geared toward sale of their products, using traditional media, merchandized in traditional retail outlets.

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We believe one of our competitive advantages is our network of more than 400,000 brand partners (“Brand Partners”) around the world, and our own direct-store-delivery (“DSD”) delivery system that provides near captive distribution in our respective market areas. We have developed a robust infrastructure and set of execution capabilities across more than 50 countries, with a primary focus on our core markets of Japan, Greater China, Western Europe, and North America. We are selectively invested in emerging market areas whereby the combination of the business opportunity and consumer demographics intersect to form an attractive investment profile for our model. These markets include the Russia and the CIS countries, the Southern Cone of Africa, and selected markets in Latin America and South East Asia.

On November 16, 2020 (“Closing Date”), the Company completed its previously announced acquisition of Ariix, LLC (“Ariix”), which owned five brands in the e-commerce and direct selling channels, including Ariix, Zennoa, Limu, MaVie and Shannen, subject to the conditions and terms set forth in the Amended and Restated Merger Agreement (the “Merger Agreement”), dated September 30, 2020, by and among the Company, Ariel Merger Sub, LLC (“Merger Sub”), Ariel Merger Sub 2, LLC (“Merger Sub 2”), Ariix, certain members of Ariix (the “Sellers”) and the Sellers Agent. The Merger Agreement was amended by a letter agreement dated as of the Closing Date (together, the “Amended Merger Agreement”). Pursuant to the Amended Merger Agreement, on the Closing Date, Ariix merged with Merger Sub, with Ariix as the surviving entity and a wholly-owned subsidiary of the Company. Subsequently, Ariix merged with and into Merger Sub 2, which was the surviving entity and is a wholly-owned subsidiary of the Company. Merger Sub 2 subsequently renamed itself Ariix, LLC.

Recent Developments

Securities Purchase Agreement

On February 16, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”) with certain Purchasers named therein pursuant to which the Company agreed to sell to the Purchasers, in a private placement (the “Private Placement”) pursuant to Section 4(a)(2) and Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), (a) 14,636,482 shares of Common Stock (the “Shares”) and (b) common stock purchase warrants (the “Warrants”) to purchase 7,318,241 shares of Common Stock. At Closing, the Company received gross proceeds of $57,960,469. The Private Placement closed February 19, 2021.

Roth Capital Partners (the “Placement Agent”) acted as the exclusive placement agent in connection with the Private Placement under the terms of an Engagement Agreement, dated February 15, 2021, between the Company and the Placement Agent. The Placement Agent received a fee of 7% of gross proceeds plus reimbursement of certain expense.

In connection with the Private Placement, the Company entered into a Registration Rights Agreement dated February 16, 2021 (the “Registration Rights Agreement”) pursuant to which, among other things, the Company agreed to file a registration statement under the Securities Act registering the resale of the Shares and the shares of Common Stock underlying the Warrants no later than 30 days after closing.

The Warrants issued under the SPA entitle the Purchasers to acquire an aggregate of 7,318,241 shares of Common Stock. The Warrants have an initial exercise price of $5.00 per share, subject to adjustment in certain circumstances. The Warrants are exercisable until the third anniversary of the effectiveness of the registration statement to be filed under the Registration Rights Agreement. Exercise of the Warrants is subject to a beneficial ownership limitation of 4.99% (or 9.99% at the option of the Purchasers).

Our principal executive offices are located at 2420 17th Street, Suite 220, Denver, Colorado 80202 and our phone number is (303) 566-3030.

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The Offering

Issuer	NewAge, Inc.

Common stock offered for resale by the Selling Shareholders	21,954,723 shares.

Common stock outstanding immediately following this Offering	142,705,622 shares.(1)

Use of Proceeds	We will not receive any proceeds from the sale of our common stock by the selling shareholders pursuant to this prospectus. We will receive proceeds from any exercise of the Warrants, which will be used for working capital and general corporate purposes. See “Use of Proceeds” and “Selling shareholders.”

Listing	Our common stock is listed on the Nasdaq Capital Market under the symbol “NBEV.”

Risk Factors	An investment in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors identified in this prospectus under “Risk Factors” on page 5 of this prospectus.

(1)	Based on shares outstanding as of March 24, 2021 and assuming exercise of all 7,318,241 Warrants.

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RISK FACTORS

Investment in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2020, and the other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and risk factors and other information contained in any applicable prospectus supplement. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. If any of those risks actually occur, our business, financial condition and results of operations may be adversely affected. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. The risks discussed or incorporated by reference in this prospectus also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward-Looking Statements” in this prospectus.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this Report, including statements regarding our future results of operations and financial position, business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that convey uncertainty of future events or outcomes are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements include, but are not limited to, information concerning:

●	Anticipated operating results, including revenue and earnings.
●	Expected capital expenditure levels.
●	Volatility in credit and market conditions.
●	Our belief that we have sufficient liquidity to fund our business operations.
●	Ability to bring new products to market in an ever-changing and difficult regulatory environment.
●	Ability to re-patriate cash from certain foreign markets.
●	Strategy for customer retention and growth.
●	Our expectation that the disruptive impact of coronavirus on our business will be temporary.
●	Risk management strategy.
●	Ability to successfully integrate acquisitions.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in this prospectus in “Risk Factors.” Moreover, we operate in very competitive and rapidly changing markets. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. The forward-looking statements in this prospectus are made as of the date of the filing, and except as required by law, we disclaim and do not undertake any obligation to update or revise publicly any forward-looking statements in this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed with the Securities and Exchange Commission (“SEC”) with the understanding that our actual future results, levels of activity and performance, as well as other events and circumstances, may be materially different from what we expect.

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USE OF PROCEEDS

We are registering the resale of these shares of common stock by the selling shareholders. We will not receive any proceeds from the sale of the shares offered by this prospectus. The net proceeds from the sale of the shares offered by this prospectus will be received by the selling shareholders. We may receive proceeds from the exercise of the 7,318,241 Warrants, which will be used for working capital and general corporate purposes.

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DESCRIPTION OF CAPITAL STOCK

Description of Common Stock

General

We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock: (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our board of directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote.

As of March 24, 2021, there were 135,387,381 shares of common stock issued and outstanding.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC located in Lutz, Florida.

Listing

Our common stock is currently traded on the Nasdaq Capital Market under the symbol “NBEV.”

Description of Preferred Stock

We are authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share, of which 250,000 are designated as Series A Preferred Stock, 300,000 are designated as Series B Preferred Stock, 7,000 are designated as Series C Convertible Preferred Stock and 44,000 are designated as Series D Convertible Preferred Stock. As of March 24, 2021, there were no shares of preferred stock issued and outstanding.

Our Articles of Incorporation, as amended, authorizes our board of directors to issue shares of preferred stock in one or more series and fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preferences and number of shares constituting any series or the designation of such series, without further vote or action by the shareholders.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of shareholders unless such authorization is required by applicable law, the rules of the NASDAQ Capital Market or other securities exchange or market on which our stock is then listed or admitted to trading.

Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company.

A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. Such prospectus supplement will include:

●	the title and stated or par value of the preferred stock;
●	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;
●	the dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation thereof applicable to the preferred stock;
●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
●	the provisions for a sinking fund, if any, for the preferred stock;
●	any voting rights of the preferred stock;
●	the provisions for redemption, if applicable, of the preferred stock;
●	any listing of the preferred stock on any securities exchange;
●	the terms and conditions, if applicable, upon which the preferred stock will be convertible into our common stock, including the conversion price or the manner of calculating the conversion price and conversion period;
●	if appropriate, a discussion of Federal income tax consequences applicable to the preferred stock; and
●	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

The terms, if any, on which the preferred stock may be convertible into or exchangeable for our common stock will also be stated in the preferred stock prospectus supplement. The terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option, and may include provisions pursuant to which the number of shares of our common stock to be received by the holders of preferred stock would be subject to adjustment.

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SELLING SHAREHOLDERS

On February 16, 2021, the Company entered into a Registration Rights Agreement between the Company and certain Purchasers named therein pursuant to which, among other things, the Company agreed to file a registration statement under the Securities Act registering the resale of the Shares and the shares of Common Stock underlying the Warrants no later than 30 days after closing.

We are registering the shares in accordance with the terms of the SPA and the Registration Rights Agreement to permit each of the selling shareholders identified below, or their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, to sell, resell or otherwise dispose of the shares in a manner contemplated under “Plan of Distribution” in this prospectus (as may be supplemented and amended). Throughout this prospectus, when we refer to the selling shareholders in this prospectus we are referring to the holders of registration rights under the Agreements and, as applicable, their permitted transferees or other successors-in-interest that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part.

The selling shareholders may sell some, all or none of their shares. We do not know how long the selling shareholders will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with the selling shareholders regarding the sale or other disposition of any of the shares. The shares covered hereby may be offered from time to time by the selling shareholders.

The following table sets forth the name of each selling shareholder, the number and percentage of our common stock beneficially owned by the selling shareholders as of March 24, 2021, the number of shares that may be offered under this prospectus, and the number and percentage of our common stock beneficially owned by the selling shareholders assuming all of the shares covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling shareholders under this prospectus. The percentage of our shares owned after the offering is based on 135,387,381 shares of common stock outstanding as of March 24, 2021. Unless otherwise indicated in the footnotes to this table, we believe that each of the selling shareholders named in this table has sole voting power with respect to the shares of common stock indicated as beneficially owned.

	Beneficial Ownership Prior to the Offering			Shares Beneficially Owned After Offering
Name of Selling Shareholder(1)	Number of Shares Beneficially Owned Prior to the Offering(2)	Percentage of Outstanding Common Stock(3)	Number of Shares Being Registered Hereby(4)	Number of Shares Beneficially Owned After the Offering(2)	Percentage of Outstanding Common Stock(3)
Altium Growth Fund, LP(5)	1,893,939	1.4%	1,893,939	-	-
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(6)	1,515,150	1.1%	1,515,150	-	-
Empery Asset Master Ltd(7)	1,161,591	*	1,161,591	-	-
Empery Tax Efficient, LP(8)	272,490	*	272,490	-	-
Empery Tax Efficient III, LP(9)	459,858	*	459,858	-	-
CVI Investments, Inc.(10)	5,682,000	4.1%	5,682,000	-	-
Hudson Bay Master Fund Ltd.(11)	3,787,878	2.8%	3,787,878	-	-
Intracoastal Capital, LLC(12)	1,893,939	1.4%	1,893,939	-	-
Sabby Volatility Warrant Master Fund, Ltd.(13)	4,131,679	3.0%	3,787,878	343,801	*
FiveT Capital Holding AG(14)	1,500,000	1.1%	1,500,000	-	-

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(1)	Information concerning named selling shareholders or future transferees, pledgees, assignees, distributees, donees or successors of or from any such shareholder or others who later hold any selling shareholder’s interests will be set forth in supplements to this prospectus, absent circumstances indicating that the change is material. In addition, post-effective amendments to the registration statement of which this prospectus forms a part will be filed to disclose any material changes to the plan of distribution from the description in the final prospectus.

(2)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

(3)	Based on 135,387,381 shares of common stock outstanding as of March 24, 2021.

(4)	Assumes the sale of all shares being offered pursuant to this prospectus.

(5)	152 West 57th Street, 20th Floor, New York, NY 10019, Attn: Josh Thomas. Includes 631,313 shares underlying Warrants owned by such selling shareholder.

(6)	55 Post Road West, 2nd Floor, Westport, CT 06880, Attn: Waqas Khatri. Includes 505,050 shares underlying Warrants owned by such selling shareholder.

(7)	c/o Empery Asset Management LP. 1 Rockefeller Plaza Suite 1205, New York, NY 10020, Attn: Ryan Lane. Empery Asset Management LP, the authorized agent of Empery Asset Master Ltd (“EAM”), has discretionary authority to vote and dispose of the shares held by EAM and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by EAM. EAM, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. Includes 387,197 shares underlying Warrants owned by such selling shareholder.

(8)	c/o Empery Asset Management LP. 1 Rockefeller Plaza Suite 1205, New York, NY 10020, Attn: Ryan Lane. Empery Asset Management LP, the authorized agent of Empery Tax Efficient, LP (“ETE”), has discretionary authority to vote and dispose of the shares held by ETE and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE. ETE, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. Includes 90,830 shares underlying Warrants owned by such selling shareholder.

(9)	c/o Empery Asset Management LP. 1 Rockefeller Plaza Suite 1205, New York, NY 10020, Attn: Ryan Lane. Empery Asset Management LP, the authorized agent of Empery Tax Efficient III, LP (“ETE III”), has discretionary authority to vote and dispose of the shares held by ETE III and may be deemed to be the beneficial owner of these shares. Martin Hoe and Ryan Lane, in their capacity as investment managers of Empery Asset Management LP, may also be deemed to have investment discretion and voting power over the shares held by ETE III. ETE III, Mr. Hoe and Mr. Lane each disclaim any beneficial ownership of these shares. Includes 153,286 shares underlying Warrants owned by such selling shareholder.

(10)	c/o Heights Capital Management, Inc. PO Box 309, Ugland House, Grand Cayman, George Town KY1-1104, Cayman Islands , Attn: Sam Winer. Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as Investment Manager of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. CVI Investments, Inc.is affiliated with one or more FINRA member, none of whom are currently expected to participate in the sale pursuant to the prospectus contained in the Registration Statement of Shares purchased by the Investor in this Offering. Includes 1,894,000 shares underlying Warrants owned by such selling shareholder.

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(11)	777 Third Ave, 30th Floor, New York, NY 10017, Attn: Yoav Roth. Hudson Bay Capital Management LP, the investment manager of Hudson Bay Master Fund Ltd., has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management LP. Each of Hudson Bay Master Fund Ltd. And Sander Gerber disclaims beneficial ownership over these securities. Includes 1,262,626 shares underlying Warrants owned by such selling shareholder.

(12)	245 Palm Trail, Delray Beach, FL 33483, Attn: Mitchell Kopin (“Mr. Kopin”) and Keith Goodman. Mr. Kopin and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act of the securities reported herein that are held by Intracoastal. Includes 631,313 shares underlying Warrants owned by such selling shareholders.

(13)	Sabby Management, LLC, the investment manager of Sabby Volatility Warrant Master Fund, Ltd., and Hal Mintz, manager of Sabby Management, LLC, may be deemed to share voting and dispositive power with respect to these securities. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein. The principal business address of Sabby Volatility Warrant Master Fund, Ltd. is c/o Ogier Fiduciary Services (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9007, Cayman Islands. The principal business address of Sabby Management, LLC and Hal Mintz is 10 Mountainview Road, Suite 205, Upper Saddle River, New Jersey 07458. Includes 1,262,626 shares underlying Warrants owned by such selling shareholder.

(14)	Churerstrasse 98, 8808 Pfäffikon, Switzerland, Attn: Räber Treuhand. Includes 500,000 shares underlying Warrants owned by such selling shareholder.

*	Less than one percent.

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PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes any of each such selling shareholder’s pledgees, donees, transferees, assignees and successors, may from time to time offer and sell some or all of the shares of common stock covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

The selling shareholders may offer the shares from time to time, either in increments or in a single transaction. The selling shareholders may also decide not to sell all the shares they are allowed to sell under this prospectus. The selling shareholders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

The selling shareholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares on any stock exchange, market or trading facility on which the shares are traded or quoted, in the over the counter market or in private transactions. These sales may be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or negotiated prices. The selling shareholders may use any one or more of the following methods when selling the shares:

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;
●	block trades in which a broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	to cover short sales made after the date that this registration statement becomes effective;
●	an agreement with broker-dealers to sell as agent for the selling shareholders a specified number of such shares at a stipulated price per share or otherwise at the prevailing market price;
●	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to ordinary shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act or any other exemption from registration under the Securities Act of 1933, as amended, if available, rather than under this prospectus.

Broker-dealers engaged by any of the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440-1.

In connection with sales of the shares covered hereby, selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume. The selling shareholders may also sell shares short and deliver these shares to close out their short positions, or loan or pledge the shares to broker-dealers that in turn may sell these shares. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus.

The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each of the selling shareholders inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares. We will pay certain fees and expenses incurred by us incident to the registration of the shares.

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Because a selling shareholder may be deemed to be an “underwriter” within the meaning of the Securities Act, it may be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

We intend to keep this prospectus effective until the earliest of the date on which the shares: (i) have been sold pursuant to an effective registration statement under the Securities Act; (ii) may be sold pursuant to Rule 144 or any other exemption from registration under the Securities Act, without limitation thereunder on volume or manner of sale, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect; (iii) shall have ceased to be outstanding; or (iv) have been sold in a private transaction in which the transferor’s rights under the warrant agreement are not assigned to the transferee of the shares. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and are informing the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The legality of the securities in respect of which this prospectus is being delivered will be passed on for us by Faegre Drinker Biddle & Reath LLP.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the years ended December 31, 2019 and December 31, 2020, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Ariix, Inc. and its subsidiaries as of and for the years ended January 3, 2020 and December 28, 2018, incorporated in this Prospectus by reference from the Current Report on Form 8-K/A of NewAge, Inc. dated February 1, 2021, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report incorporated by reference herein and is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information reporting requirements of the Exchange Act and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The SEC maintains an Internet website at www.sec.gov that contains our filed reports, proxy and information statements, and other information we file electronically with the SEC.

Additionally, we make our SEC filings available on our website at https://newage.com/en-us/our-story/investors as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than the filings incorporated by reference in this prospectus, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to the securities.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and their amendments, except information furnished under Item 2.02 or Item 7.01 of Form 8-K, which is neither deemed filed nor incorporated by reference herein and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

●	Our Current Report on Form 8-K filed with the SEC on January 4, 2021, our current report on Form 8-K/A filed with the SEC on February 1, 2021, and our Current Reports on Form 8-K filed with the SEC on February 12, 2021, February 17, 2021, March 4, 2021, and March 5, 2021.

●	The information from our definitive proxy statement filed on March 25, 2021, specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020; and

●	The description of our capital stock in our Form 8-A filed with the SEC on February 13, 2017, and any amendment or report filed with the SEC for the purpose of updating the description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act: (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents that are not specifically incorporated by reference therein. You should direct any requests for documents to us at the following address or telephone number:

2420 17th Street, Suite 220

Denver, Colorado 80202

Telephone: (303) 566-3030

You should rely only on the information incorporated by reference or provided in this prospectus or any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document which we incorporate by reference is accurate as of any date other than the date on its cover.

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